As filed with the Securities and Exchange Commission on August 29, 2014

Registration No. 333-

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

Form S-3

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

Alleghany Corporation

(Exact name of Registrant as specified in its charter)

Delaware	51-0283071
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification Number)

7 Times Square Tower, 17th Floor

New York, NY 10036

(212) 752-1356

(Address, including zip code, and telephone number, including area code, of Registrant’s principal executive offices)

Christopher K. Dalrymple

Senior Vice President, General Counsel and Secretary

7 Times Square Tower, 17th Floor

New York, NY 10036

(212) 752-1356

(Name, address, including zip code, and telephone number, including area code, of agent for service)

Copy to:

Kenneth M. Silverman, Esq.

Olshan Frome Wolosky LLP

Park Avenue Tower

65 East 55th Street

New York, NY 10022-1106

(212) 451-2300

Approximate date of commencement of proposed sale to the public: From time to time after the effective date of this registration statement.

If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box:  ☐

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box:  ☒

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

If this Form is a registration statement pursuant to General Instruction I.D. or a post-effective amendment thereto that shall become effective upon filing with the Commission pursuant to Rule 462(e) under the Securities Act, check the following box.  ☒

If this Form is a post-effective amendment to a registration statement filed pursuant to General Instruction I.D. filed to register additional securities or additional classes of securities pursuant to Rule 413(b) under the Securities Act, check the following box.  ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer	☒	Accelerated filer	☐

Non-accelerated filer	☐ (Do not check if a smaller reporting company)	Smaller reporting company	☐

CALCULATION OF REGISTRATION FEE

Title of Each Class of Securities to be Registered	Amount to be Registered	Proposed Maximum Offering Price Per Unit	Proposed Maximum Aggregate Offering Price	Amount of Registration Fee
Debt Securities (1)

(1)	An indeterminate amount of debt securities of Alleghany Corporation to be offered at indeterminate prices is being registered pursuant to this registration statement. Alleghany Corporation is deferring payment of the registration fee pursuant to Rule 456(b) and is omitting this information in reliance on Rule 456(b) and Rule 457(r).

PROSPECTUS

ALLEGHANY CORPORATION

Debt Securities

We may from time to time offer to sell the debt securities described in this prospectus. The debt securities will be our senior unsecured obligations and will rank equally with all of our other senior unsecured indebtedness.

Each time we offer debt securities using this prospectus, we will provide specific terms of the debt securities including the offering price in supplements to this prospectus. The prospectus supplements may also add to, update or change the information in this prospectus and will also describe the specific manner in which we will offer the debt securities. You should read the prospectus supplement and this prospectus, along with the documents incorporated by reference, prior to investing in our debt securities.

We may offer and sell the debt securities to or through underwriters, dealers and agents, or directly to purchasers. The names and compensation of any underwriters or agents involved in the sale of debt securities will be described in a prospectus supplement. The names of any underwriters, dealers or agents will be disclosed in a prospectus supplement. If any agents, dealers or underwriters are involved in the sale of any debt securities, the applicable prospectus supplement will set forth any applicable commissions or discounts.

Investing in these debt securities involves risks. You should consider the information under “Risk Factors” on page 1 of this prospectus as well as the risk factors contained in other documents incorporated by reference into this prospectus.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

The date of this prospectus is August 29, 2014.

You should rely only on the information contained or incorporated by reference in this prospectus, any accompanying prospectus supplement or in any free writing prospectus that we may provide you in connection with the sale of the debt securities. We have not authorized any other person to provide you with different information. If anyone provides you with different or inconsistent information, you should not rely on it. We are not making an offer to sell the debt securities in any jurisdiction where such offer or sale is not permitted. You should not assume that the information appearing in this prospectus, any accompanying prospectus supplement or the documents incorporated by reference is accurate as of any date other than the date of the applicable document or such other date referred to in that document. Our business, financial condition, results of operations and prospects may have changed since those dates.

ABOUT THIS PROSPECTUS

This prospectus is part of a registration statement that we filed with the Securities and Exchange Commission (the “SEC”) using a shelf registration process. Under the shelf registration process, we may, at any time and from time to time, sell the debt securities described in this prospectus in one or more offerings.

This prospectus provides you with a general description of the debt securities that we may offer. Each time we offer debt securities using this prospectus, we will provide specific terms of the debt securities, including the offering price, in supplements to this prospectus. The prospectus supplements may also add to, update or change the information in this prospectus and will also describe the specific manner in which we will offer the debt securities. You should read the prospectus supplement and this prospectus, along with the documents incorporated by reference and described under the heading “Where You Can Find More Information,” prior to investing in our debt securities. You should also read and consider the information set forth in the section entitled “Risk Factors” in each of the prospectus supplement and this prospectus, and the documents incorporated by reference in the prospectus supplement and this prospectus, before you make an investment decision.

We have filed or incorporated by reference exhibits to the registration statement of which this prospectus forms a part. You should read the exhibits carefully for provisions that may be important to you.

We are not making an offer to sell the debt securities in any jurisdiction where the offer or sale of the debt securities is not permitted.

References in this prospectus to “Alleghany,” “the Company,” “we,” “us” and “our” refer to Alleghany Corporation and its consolidated subsidiaries, unless otherwise stated or the context otherwise requires.

RISK FACTORS

Investing in our debt securities involves risk. Prior to making a decision about investing in our debt securities, you should consider the risks described in the section entitled “Risk Factors” in any prospectus supplement and the risks described in our most recent Annual Report on Form 10-K filed with the SEC, in each case as these risk factors are amended or supplemented by subsequent Quarterly Reports on Form 10-Q, which have been or will be incorporated by reference into this prospectus. The risks and uncertainties we have described are not the only ones we face. Additional risks and uncertainties not presently known to us or that we currently deem immaterial may also affect our business operations. Any adverse effect on our business, financial condition or results of operations could result in a decline in the value of our securities and the loss of all or part of your investment.

WHERE YOU CAN FIND MORE INFORMATION

We file annual, quarterly and current reports, proxy statements and other information with the SEC. Our SEC filings are available to the public from the SEC’s website at http://www.sec.gov. You may also read and copy any document that we file with the SEC at the SEC’s public reference room in Washington, D.C. located at 100 F Street, N.E., Washington D.C. 20549. Please call the SEC at 1-800-SEC-0330 for further information on the public reference room. Additionally, our common stock is traded on the New York Stock Exchange under the symbol “Y” and you may inspect the reports, proxy statements and other information concerning us at the offices of the New York Stock Exchange, 11 Wall Street, New York, NY 10005.

INCORPORATION BY REFERENCE

The SEC allows us to “incorporate by reference” in this prospectus the information in other documents that we file with it, which means that we can disclose important information to you by referring you to those documents. The information incorporated by reference is considered to be a part of this prospectus.

Any reports that we file with the SEC after the date of this prospectus and before the date that the offering of the debt securities by means of this prospectus is terminated will automatically update and, where applicable, supersede any information contained in this prospectus or incorporated by reference into this prospectus. This means that you must look at all of the SEC filings that we incorporate by reference to determine if any of the statements in this prospectus or in any documents previously incorporated by reference have been modified or superseded. We specifically incorporate by reference into this prospectus the following documents filed with the SEC (other than, in each case, documents or information deemed furnished and not filed in accordance with SEC rules, including pursuant to Item 2.02 or Item 7.01 of Form 8-K, and no such information shall be deemed specifically incorporated by reference hereby or in any accompanying prospectus supplement):

•	Annual Report on Form 10-K for the year ended December 31, 2013;

•	Quarterly Reports on Form 10-Q for the quarters ended March 31, 2014 and June 30, 2014;

•	Current Report on Form 8-K filed with the SEC on April 28, 2014; and

•	Any future filings that we make with the SEC under Sections 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act of 1934, as amended, after the date of this prospectus and before the date that the offering of the debt securities by means of this prospectus is terminated.

We will provide to each person to whom a copy of this prospectus is delivered, upon request and at no cost to such person, a copy of any or all of the information that has been incorporated by reference in this prospectus (excluding certain exhibits to the documents) but not delivered with this prospectus. You may request a copy of such information by writing or telephoning us at:

Alleghany Corporation

7 Times Square Tower, 17th Floor

New York, NY 10036

Attention: Christopher K. Dalrymple

(212) 752-1356

ALLEGHANY CORPORATION

Alleghany owns and manages operating subsidiaries and investments, anchored by a core position in property and casualty reinsurance and insurance. Prior to March 6, 2012, Alleghany was primarily engaged, through its wholly-owned subsidiary Alleghany Insurance Holdings LLC (“AIHL”) and its subsidiaries, in the property and casualty insurance business. AIHL’s insurance operations are principally conducted by its subsidiaries RSUI Group, Inc. (“RSUI”), CapSpecialty, Inc., formerly known as Capitol Transamerica Corporation (“CapSpecialty”), and Pacific Compensation Corporation (“PacificComp”). CapSpecialty has been a subsidiary of AIHL since January 2002, RSUI has been a subsidiary of AIHL since July 2003, and PacificComp has been a subsidiary of AIHL since July 2007. AIHL Re LLC (“AIHL Re”) has been a wholly-owned subsidiary of Alleghany since its formation in 2006. AIHL Re is a captive reinsurance company which provides reinsurance to Alleghany’s insurance operating subsidiaries and affiliates. On March 6, 2012, Alleghany consummated a merger transaction with Transatlantic Holdings, Inc. (“TransRe”), at which time TransRe became one of Alleghany’s wholly-owned subsidiaries, and Alleghany’s reinsurance operations commenced. Alleghany’s public equity investments, including those held by TransRe’s and AIHL’s operating subsidiaries, are managed primarily by Alleghany’s wholly-owned subsidiary Roundwood Asset Management LLC.

Although Alleghany’s primary sources of revenues and earnings are its reinsurance and insurance operations and investments, Alleghany owns and manages properties in the Sacramento, California region through its wholly-owned subsidiary Alleghany Properties Holdings LLC, and also manages, sources, executes and monitors its private capital investments primarily through its wholly-owned subsidiary Alleghany Capital Corporation.

Our principal executive offices are located in leased office space at 7 Times Square Tower, 17th Floor, New York, NY 10036 and our telephone number is (212) 752-1356.

CAUTIONARY STATEMENT REGARDING FORWARD-LOOKING INFORMATION

This prospectus and the documents we incorporate herein by reference contain disclosures which are forward-looking statements as defined in the Private Securities Litigation Reform Act of 1995, as amended. Forward-looking statements include all statements that do not relate solely to historical or current facts, and can be identified by the use of words such as “may,” “will,” “expect,” “project,” “estimate,” “anticipate,” “plan,” “believe,” “potential,” “should,” “continue” or the negative versions of those words or other comparable words. These forward-looking statements are based upon our current plans or expectations and are subject to a number of uncertainties and risks that could significantly affect current plans, anticipated actions and our future financial condition and results. These statements are not guarantees of future performance, and we have no specific intention to update these statements. The uncertainties and risks include, but are not limited to:

•	significant weather-related or other natural or human-made catastrophes and disasters;

•	the cyclical nature of the property and casualty insurance industry;

•	changes in market prices of our equity investments and changes in value of our debt portfolio;

•	adverse loss development for events insured by our reinsurance and insurance subsidiaries in either the current year or prior years;

•	the long-tail and potentially volatile nature of certain casualty lines of business written by our reinsurance and insurance subsidiaries;

•	the cost and availability of reinsurance;

•	the reliance by our reinsurance operating subsidiaries on a limited number of brokers;

•	increases in the levels of risk retention by our reinsurance and insurance subsidiaries;

•	exposure to terrorist acts and acts of war;

•	the willingness and ability of our reinsurance and insurance subsidiaries’ reinsurers to pay reinsurance recoverables owed to our reinsurance and insurance subsidiaries;

•	changes in the ratings assigned to our reinsurance and insurance subsidiaries;

•	claims development and the process of estimating reserves;

•	legal, political, judicial and regulatory changes, including the federal financial regulatory reform of the insurance industry by the Dodd-Frank Wall Street Reform and Consumer Protection Act;

•	the uncertain nature of damage theories and loss amounts;

•	the loss of key personnel of our reinsurance or insurance operating subsidiaries;

•	fluctuation in foreign currency exchange rates;

•	the failure to comply with the restrictive covenants contained in the agreements governing our indebtedness;

•	the ability to make payments on, or repay or refinance, our debt;

•	risks inherent in international operations; and

•	difficult and volatile conditions in the global market.

Additional risks and uncertainties include general economic and political conditions, including the effects of a prolonged U.S. or global economic downturn or recession; changes in costs; variations in political, economic or other factors; risks relating to conducting operations in a competitive environment; effects of acquisition and disposition activities, inflation rates, or recessionary or expansive trends; changes in interest rates; extended labor disruptions, civil unrest, or other external factors over which we have no control; and changes in our plans, strategies, objectives, expectations, or intentions, which may happen at any time at our discretion. As a consequence, current plans, anticipated actions, and future financial condition and results may differ from those expressed in any forward-looking statements made by us or on our behalf.

You should consider these risks and those set forth in, or incorporated into, the “Risk Factors” section of this prospectus and other information as provided under “Where You Can Find More Information” prior to investing in our debt securities.

USE OF PROCEEDS

Unless another use is specified in a prospectus supplement accompanying this prospectus or in documents that we incorporate by reference herein, the net proceeds from the sale of the debt securities to which this prospectus relates will be used for general corporate purposes, including, but not limited to, acquisitions, additions to working capital, capital expenditures, investments, contributions of capital to our subsidiaries, repayment of debt, and repurchases and redemptions of our securities. Pending any specific application, net proceeds may initially be temporarily invested in short-term marketable securities.

RATIO OF EARNINGS TO FIXED CHARGES

The following table sets forth our ratio of earnings to fixed charges for the periods indicated:

	Six Months Ended June 30, 2014	Fiscal Year Ended December 31,
		2013	2012	2011	2010	2009

Ratio of Earnings to Fixed Charges	10.6x	9.9x	10.1x	10.1x	26.7x	100.2x

For purposes of calculating these ratios, “Earnings” consists of (x) earnings from continuing operations, before income taxes, (y) fixed charges and (z) amortization of any capitalized interest, and “Fixed Charges” consists of (x) interest expensed and capitalized, (y) amortized premiums, discounts and capitalized expenses related to indebtedness and (z) an estimate of the interest within rental expense.

DESCRIPTION OF DEBT SECURITIES

General

You can find the definitions of the terms used in the following summary under the subheading “— Certain Definitions.” In this section entitled “Description of Debt Securities” when we refer to “Alleghany,” “the Company,” “we,” “our” or “us” we are referring to Alleghany Corporation, as issuer of the debt securities, and we do not include any of Alleghany’s subsidiaries.

This prospectus describes certain general terms and provisions of the debt securities. The debt securities will be issued in one or more series under an indenture entered into between us and The Bank of New York Mellon, as trustee, as of September 20, 2010. The terms of the debt securities include those stated in the indenture and those made part of that indenture by reference to the Trust Indenture Act of 1939, as amended. When we offer to sell the debt securities, we will describe the specific terms of the debt securities being offered in a supplement to this prospectus. The prospectus supplement will also indicate whether the general terms and provisions described in this prospectus apply to the debt securities.

We have summarized certain terms and provisions of the indenture, which has been filed as an exhibit to the registration statement for these debt securities that we have filed with the SEC. The summary is not complete. We urge you to read the indenture in its entirety because it, and not this description, defines your rights as a holder of the debt securities.

The indenture does not limit the amount of debt securities we may issue and provides that debt securities may be issued under it from time to time in one or more series. We may issue debt securities of one or more series up to an aggregate principal amount as we may authorize from time to time. With respect to each particular series that we offer by this prospectus, the prospectus supplement will describe the terms of each series of debt securities being offered, including:

•	the title, the designation and aggregate principal amount, if any;

•	the maturity date;

•	the interest rate, if any, at which such debt securities shall bear interest and the method for calculating the interest rate;

•	the interest payment dates and the record dates for the interest payments;

•	any right to extend or defer the interest payment periods and the duration of the extension;

•	any mandatory or optional redemption terms or prepayment or sinking fund provisions;

•	the place where we will pay principal and interest;

•	the denominations, if other than denominations of $1,000 or multiples of $1,000, such debt securities will be issued in;

•	the currency or currencies, if other than the currency of the United States, in which principal and interest will be paid;

•	any listing on a securities exchange;

•	any additional events of default or covenants;

•	whether and under what circumstances we will pay additional amounts on the debt securities of the series in respect of any tax, assessment or governmental charge; and

•	any other terms and conditions and any other deletions from, modifications or additions to the indenture in respect of such debt securities.

The debt securities will be our senior unsecured obligations and will rank equally with all of our other senior unsecured indebtedness.

Status

The debt securities of each series will constitute direct, unsecured, unconditional and unsubordinated obligations of Alleghany and will at all times rank equally among themselves and (subject to such obligations as are mandatorily preferred by law) with all other present and future unsecured and unsubordinated obligations of Alleghany. The indenture does not, and the debt securities of any series will not, limit other indebtedness or debt securities that may be incurred or issued by Alleghany. Alleghany conducts its business primarily through subsidiaries. Because the creditors of Alleghany’s subsidiaries, and policyholders of Alleghany’s insurance subsidiaries, generally would have a right to receive payment that is superior to Alleghany’s right to receive payment from the assets of its subsidiaries, the holders of the debt securities of any series will effectively be subordinated to the creditors of Alleghany’s subsidiaries and to the policyholders of Alleghany’s insurance subsidiaries. If Alleghany were to liquidate or reorganize, the right of the holders of the debt securities of any series to participate in any distribution of the assets of Alleghany’s subsidiaries would be subject to the claims of the subsidiaries’ creditors, including the claims of policyholders of the insurance subsidiaries, and might also be subject to approval by certain insurance regulatory authorities having jurisdiction over the insurance subsidiaries.

Events of Default

An event of default with respect to debt securities of a series issued (an “Event of Default”) is:

(i) a default in the payment of principal or premium, if any, on any outstanding debt securities of that series;

(ii) a default for 30 days in the payment of any interest with respect to outstanding debt securities of that series;

(iii) a default for 30 days in the deposit of any mandatory sinking fund payment;

(iv) a default in the performance or breach of any other covenant or warranty of Alleghany in the debt securities or the indenture with respect to any outstanding debt securities of that series for 90 days after written notice to Alleghany as provided in the indenture; or

(v) certain events involving bankruptcy, insolvency or reorganization of Alleghany.

If an Event of Default (other than an Event of Default described in subsection (v) above) with respect to any series of outstanding debt securities shall have occurred and be continuing, the trustee shall, at the written request of the holders of not less than 25% in aggregate principal amount of the then outstanding debt securities of that series, by notice in writing to Alleghany, declare the principal of all the debt securities of that series to be due and payable immediately, and upon any such declaration such principal and any accrued interest will become immediately due and payable. If an Event of Default specified in subsection (v) occurs and is continuing, the principal and any accrued interest on all of the debt securities then outstanding shall become due and payable immediately without any declaration or other act on the part of the trustee or any holder.

At any time after such declaration of acceleration with respect to debt securities of any series has been made but before a judgment or decree based on acceleration, the holders of a majority in aggregate principal amount of the then outstanding debt securities of such series may, under certain circumstances, rescind and annul such acceleration if sufficient funds have been paid or deposited with the trustee and all Events of Default, other than the nonpayment of accelerated principal and interest, have been cured or waived as provided in the indenture.

No holder of debt securities of any series will have any right to institute any proceeding with respect to the indenture or any remedy thereunder, unless such holder of debt securities of such series shall have previously given to the trustee written notice of a continuing Event of Default and also unless the holders of at least 25% in aggregate principal amount of the then outstanding debt securities of such series shall have made a written request, and offered indemnity, satisfactory to the trustee to institute such proceeding as trustee, and the trustee shall not have received from the holders of a majority in aggregate principal amount of the then outstanding debt securities of such series a direction inconsistent with such request and shall have failed to institute such proceeding within 60 days. However, such limitations do not apply to a suit instituted by a holder of a note for the enforcement of payment of the principal or interest on such note on or after the respective due dates expressed in such note.

Governing Law

The indenture is, and the debt securities will be, governed by and construed in accordance with the laws of the State of New York.

Concerning the Trustee

The Bank of New York Mellon is the trustee under the indenture. The Bank of New York Mellon has performed and will perform other services for Alleghany and for certain of Alleghany’s subsidiaries in the normal course of its business.

PLAN OF DISTRIBUTION

We may sell the debt securities from time to time in one or more of the following ways:

•	through underwriters or dealers;

•	directly to one or more purchasers;

•	through agents; or

•	through a combination of any such methods of sale.

The prospectus supplement with respect to the offered debt securities will set forth the terms of the offering, including:

•	the name or names of any underwriters or agents;

•	the purchase price of the offered debt securities and the proceeds to us from their sale;

•	any underwriting discounts or sales agents’ commissions and other items constituting underwriters’ or agents’ compensation;

•	any initial public offering price;

•	any discounts or concessions allowed or reallowed or paid to dealers; and

•	any securities exchanges on which those debt securities may be listed.

Only underwriters or agents named in the accompanying prospectus supplement are deemed to be underwriters or agents in connection with the debt securities offered thereby.

If underwriters are used in the sale, the debt securities will be acquired by the underwriters for their own account and may be resold from time to time in one or more transactions, including negotiated transactions, at a fixed public offering price or at varying prices determined at the time of sale. The obligations of the underwriters to purchase those debt securities will be subject to certain conditions precedent, and unless otherwise specified in the accompanying prospectus supplement, the underwriters will be obligated to purchase all the debt securities of the series offered by such accompanying prospectus supplement relating to that series if any of such debt securities are purchased. Any initial public offering price and any discounts or concessions allowed or reallowed or paid to dealers may be changed from time to time.

We may also sell debt securities directly or through agents we designate from time to time. Any agent involved in the offering and sale of the offered debt securities will be named in the accompanying prospectus supplement, and any commissions payable by us to that agent will be set forth in the accompanying prospectus supplement. Unless otherwise indicated in such accompanying prospectus supplement, any agent will be acting on a best efforts basis for the period of its appointment.

If so indicated in an accompanying prospectus supplement, we will authorize agents, underwriters or dealers to solicit offers by certain institutional investors to purchase securities, which offers provide for payment and delivery on a future date specified in such accompanying prospectus supplement. There may be limitations on the minimum amount that may be purchased by any such institutional investor or on the portion of the aggregate principal amount of the particular debt securities that may be sold pursuant to these arrangements.

Institutional investors to which offers may be made, when authorized, include commercial and savings banks, insurance companies, pension funds, investment companies, educational and charitable institutions and such other institutions as may be approved by us. The obligations of any purchasers pursuant to delayed delivery and payment arrangements will only be subject to the following two conditions:

•	the purchase by an institution of the particular securities will not, at the time of delivery, be prohibited under the laws of any jurisdiction in the United States to which that institution is subject; and

•	if the particular debt securities are being sold to underwriters, we will have sold to those underwriters the total principal amount or number of those debt securities less the principal amount or number thereof, as the case may be, covered by such arrangements.

Underwriters will not have any responsibility in respect of the validity of these arrangements or the performance by us or institutional investors thereunder.

LEGAL MATTERS

Unless otherwise specified in the prospectus supplement accompanying this prospectus, Olshan Frome Wolosky LLP, New York, New York, will provide an opinion regarding the validity of the debt securities and other legal matters for us, and any underwriters will be advised about the validity of the securities and other legal matters by their own counsel named in the applicable prospectus supplement.

EXPERTS

The consolidated financial statements of Alleghany Corporation and subsidiaries (the Company) at December 31, 2013, and for each of the two years in the period ended December 31, 2013 (including schedules), appearing in the Company’s Annual Report on Form 10-K for the year ended December 31, 2013, and the effectiveness of the Company’s internal control over financial reporting as of December 31, 2013 have been audited by Ernst & Young LLP, independent registered public accounting firm, as set forth in their reports thereon, included therein, and incorporated herein by reference. Such consolidated financial statements and the Company management’s assessment of the effectiveness of internal control over financial reporting as of December 31, 2013 are incorporated herein by reference in reliance upon such reports given on the authority of such firm as experts in accounting and auditing.

The consolidated statements of earnings and comprehensive income, changes in stockholders’ equity and cash flows for the year ended December 31, 2011 and related schedules of Alleghany Corporation and subsidiaries (the Company), have been incorporated by reference herein from the Company’s Annual Report on Form 10-K for the year ended December 31, 2013, in reliance upon the report of KPMG LLP, independent registered public accounting firm, and upon the authority of such firm as experts in accounting and auditing.

PART II

INFORMATION NOT REQUIRED IN PROSPECTUS

Item 14.	Other Expenses of Issuance and Distribution.

The following table sets forth the registrant’s best estimate as to anticipated expenses and costs (other than underwriting discounts and commissions) expected to be incurred in connection with a distribution of debt securities registered hereby:

SEC registration fee	$	*
Legal fees and expenses		**
Printing fees and expenses		**
Trustee fees and expenses		**
Blue Sky fees and expenses		**
Accounting fees and expenses		**
Rating agency fees		**
Miscellaneous expenses		**

Total	$	**

*	Alleghany Corporation is registering an indeterminate amount of debt securities under this registration statement. In accordance with Rules 456(b) and 457(r), Alleghany Corporation is deferring payment of any registration fee until the time the debt securities are sold under this registration statement pursuant to a prospectus supplement.
**	Information regarding offering expenses is not currently known. The foregoing sets forth the general categories of expenses (other than underwriting compensation) that we anticipate we will incur in connection with the offering of securities under this registration statement. An estimate of our expenses in connection with the sale and distribution of the debt securities being offered will be included in the applicable prospectus supplement.

Item 15.	Indemnification of Directors and Officers.

The following summary is qualified in its entirety by reference to the complete text of the Company’s Restated Certificate of Incorporation, as amended, which is incorporated by reference (the “Charter”).

The Company is a Delaware corporation. Pursuant to the Delaware General Corporation Law (the “DGCL”), a corporation may not indemnify any director, officer, employee or agent made or threatened to be made a party to any threatened, pending, or completed proceeding unless such person acted in good faith and in a manner he or she reasonably believed to be in or not opposed to the best interests of the corporation, and, with respect to any criminal proceeding, he or she had no reasonable cause to believe that his or her conduct was unlawful.

In the case of a proceeding by or in the right of the corporation to procure a judgment in its favor (e.g., a stockholder derivative suit), a corporation may indemnify an officer, director, employee or agent if such person acted in good faith and in a manner such person reasonably believed to be in or not opposed to the best interests of the corporation; provided, however, that no person adjudged to be liable to the corporation may be indemnified unless, and only to the extent that, the Delaware Court of Chancery or the court in which such action or suit was brought determines upon application that, despite the adjudication of liability, in view of all the circumstances of the case, such person is fairly and reasonably entitled to indemnity for such expenses which such court deems proper. A director, officer, employee or agent who is successful, on the merits or otherwise, in defense of any proceeding subject to the DGCL’s indemnification provisions must be indemnified by the corporation for reasonable expenses incurred therein, including attorneys’ fees.

Under the Charter, no director shall be personally liable to the Company or its stockholders for monetary damages for breach of fiduciary duty as a director, except for liability (i) for any breach of the director’s duty of loyalty, (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (iii) under DGCL Section 174 (concerning unlawful distributions to stockholders), or (iv) for any transaction from which the director derived an improper personal benefit. The Charter further provides that if the DGCL is amended to authorize corporate action further eliminating or limiting the personal liability of directors, then the liability of a director of the Company shall be eliminated or limited to the fullest extent permitted by the DGCL as so amended.

The Charter also provides that the Company shall indemnify each person made or threatened to be made a party to any proceeding by reason of the fact that he or she is or was a director or officer of the Company to the fullest extent authorized by the DGCL against all expenses, liability and loss (including attorneys’ fees, judgments, fines, Employee Retirement Income Security Act (ERISA) excise taxes or penalties and amounts paid or to be paid in settlement) reasonably incurred or suffered by such person in connection therewith. The right to indemnification is a contract right and includes the right to be paid for the expenses incurred in defending any such proceeding in advance of its final disposition; provided, however, that if the DGCL requires, the payment of such expenses incurred by a director or officer in his or her capacity as a director or officer (and not in any other capacity in which service was or is rendered by such person while a director or officer) in advance of the final disposition of a proceeding, shall be made only upon delivery to the Company of an undertaking by or on behalf of such director or officer to repay all amounts so advanced if it shall ultimately be determined that such director or officer is not entitled to be indemnified. Any person seeking indemnification in connection with a proceeding (or part thereof) initiated by such person, other than a proceeding seeking to enforce such person’s right to indemnification, shall be indemnified only if such proceeding (or part thereof) was authorized by the Company’s board of directors.

The Charter also provides that if a claim for indemnification is not paid in full by the Company within 30 days, the claimant may sue the Company to recover the unpaid amount, subject to certain defenses and limitations.

The directors and officers of the Company are covered by insurance policies indemnifying them against certain liabilities arising under the Securities Act of 1933, as amended, which might be incurred by them in such capacities.

Item 16.	Exhibits.

Exhibit Number	Description of Exhibit

*1.1	Form of Underwriting Agreement relating to the debt securities.

4.1	Indenture, dated as of September 20, 2010, by and between Alleghany and The Bank of New York Mellon, as Trustee (incorporated by reference to Exhibit 4.1 to the Current Report on Form 8-K filed with the SEC on September 20, 2010).

4.2	First Supplemental Indenture, dated as of September 20, 2010, by and between the Company and The Bank of New York Mellon, as Trustee (incorporated by reference to Exhibit 4.2 to the Current Report on Form 8-K filed with the SEC on September 20, 2010).

4.3	Second Supplemental Indenture, dated as of June 26, 2012, by and between Alleghany and The Bank of New York Mellon, as Trustee (incorporated by reference to Exhibit 4.1 to the Current Report on Form 8-K filed with the SEC on June 26, 2012).

*4.4	Form of Senior Debt Security.

5.1	Opinion of Olshan Frome Wolosky LLP.

12.1	Statement Regarding Calculation of Ratio of Earnings to Fixed Charges.

23.1	Consent of Olshan Frome Wolosky LLP (included in Exhibit 5.1).

23.2	Consent of Ernst & Young LLP.

23.3	Consent of KPMG LLP.

24.1	Powers of Attorney.

25.1	Statement of Eligibility and Qualification on Form T-1 under the Trust Indenture Act of 1939, as amended, of The Bank of New York Mellon, as Trustee with respect to the Indenture, dated as of September 20, 2010.

*	To be filed, if necessary, by an amendment to this registration statement or incorporated by reference to a Current Report on Form 8-K in connection with an offering of debt securities.

Item 17.	Undertakings.

The undersigned registrant hereby undertakes:

(1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

(i) To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

(ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement; and

(iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

Provided, however, that paragraphs (1)(i), (1)(ii) and (1)(iii) above do not apply if the registration statement is on Form S-3 and the information required to be included in a post-effective amendment by those paragraphs is contained in reports filed with or furnished to the Commission by the registrant pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the registration statement, or is contained in a form of prospectus filed pursuant to Rule 424(b) that is part of the registration statement.

(2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(4) That, for the purpose of determining liability under the Securities Act of 1933 to any purchaser:

(A) Each prospectus filed by the registrant pursuant to Rule 424(b)(3) shall be deemed to be part of the registration statement as of the date the filed prospectus was deemed part of and included in the registration statement; and

(B) Each prospectus required to be filed pursuant to Rule 424(b)(2), (b)(5), or (b)(7) as part of a registration statement in reliance on Rule 430B relating to an offering made pursuant to Rule 415(a)(1)(i), (vii), or (x) for the purpose of providing the information required by section 10(a) of the Securities Act of 1933 shall be deemed to be part of and included in the registration statement as of the earlier of the date such form of prospectus is first used after effectiveness or the date of the first contract of sale of securities in the offering described in the prospectus. As provided in Rule 430B, for liability purposes of the issuer and any person that is at that date an underwriter, such date shall be deemed to be a new effective date of the registration statement relating to the securities in the registration statement to which the prospectus relates, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such effective date, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such effective date.

(5) That, for the purpose of determining liability of the registrant under the Securities Act of 1933 to any purchaser in the initial distribution of the securities, the undersigned registrant undertakes that in a primary offering of securities of the undersigned registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

(i) Any preliminary prospectus or prospectus of the undersigned registrant relating to the offering required to be filed pursuant to Rule 424;

(ii) Any free writing prospectus relating to the offering prepared by or on behalf of the undersigned registrant or used or referred to by the undersigned registrant;

(iii) The portion of any other free writing prospectus relating to the offering containing material information about the undersigned registrant or its securities provided by or on behalf of the undersigned registrant; and

(iv) Any other communication that is an offer in the offering made by the undersigned registrant to the purchaser.

(6) That, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant’s annual report pursuant to Section 13(a) or 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to Section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(7) To file an application for the purpose of determining the eligibility of the trustee to act under subsection (a) of Section 310 of the Trust Indenture Act in accordance with the rules and regulations prescribed by the Commission under Section 305(b)(2) of the Act.

Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question of whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant, Alleghany Corporation, certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of New York, State of New York, on the 29th day of August, 2014.

ALLEGHANY CORPORATION

By:	/s/ Weston M. Hicks
Weston M. Hicks President and chief executive officer

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed below by the following persons in the capacities and on the dates indicated.

Signatures	Title	Date

/s/ Rex D. Adams*	Director	August 29, 2014
Rex D. Adams

/s/ Jerry G. Borrelli	Vice President (principal accounting officer)	August 29, 2014
Jerry G. Borrelli

/s/ Stephen P. Bradley*	Director	August 29, 2014
Stephen P. Bradley

/s/ Karen Brenner*	Director	August 29, 2014
Karen Brenner

/s/ Ian H. Chippendale*	Director	August 29, 2014
Ian H. Chippendale

/s/ John G. Foos*	Director	August 29, 2014
John G. Foos

/s/ Weston M. Hicks	President, chief executive officer and Director (principal executive officer)	August 29, 2014
Weston M. Hicks

/s/ Thomas S. Johnson*	Director	August 29, 2014
Thomas S. Johnson

/s/ Jefferson W. Kirby*	Chairman of the Board of Directors	August 29, 2014
Jefferson W. Kirby

/s/ William K. Lavin*	Director	August 29, 2014
William K. Lavin

/s/ Phillip M. Martineau*	Director	August 29, 2014
Phillip M. Martineau

/s/ John L. Sennott, Jr.	Senior Vice President (principal financial officer)	August 29, 2014
John L. Sennott, Jr.

/s/ Raymond L.M. Wong*	Director	August 29, 2014
Raymond L.M. Wong

*By:	/s/ Weston M. Hicks
Weston M. Hicks
Attorney-in-fact

INDEX TO EXHIBITS

Exhibit Number	Description of Exhibit

*1.1	Form of Underwriting Agreement relating to the debt securities.

4.1	Indenture, dated as of September 20, 2010, by and between Alleghany and The Bank of New York Mellon, as Trustee (incorporated by reference to Exhibit 4.1 to the Current Report on Form 8-K filed with the SEC on September 20, 2010).

4.2	First Supplemental Indenture, dated as of September 20, 2010, by and between the Company and The Bank of New York Mellon, as Trustee (incorporated by reference to Exhibit 4.2 to the Current Report on Form 8-K filed with the SEC on September 20, 2010).

4.3	Second Supplemental Indenture, dated as of June 26, 2012, by and between Alleghany and The Bank of New York Mellon, as Trustee (incorporated by reference to Exhibit 4.1 to the Current Report on Form 8-K filed with the SEC on June 26, 2012).

*4.4	Form of Senior Debt Security.

5.1	Opinion of Olshan Frome Wolosky LLP.

12.1	Statement Regarding Calculation of Ratio of Earnings to Fixed Charges.

23.1	Consent of Olshan Frome Wolosky LLP (included in Exhibit 5.1).

23.2	Consent of Ernst & Young LLP.

23.3	Consent of KPMG LLP.

24.1	Powers of Attorney.

25.1	Statement of Eligibility and Qualification on Form T-1 under the Trust Indenture Act of 1939, as amended, of The Bank of New York Mellon, as Trustee with respect to the Indenture, dated as of September 20, 2010.

*	To be filed, if necessary, by an amendment to this registration statement or incorporated by reference to a Current Report on Form 8-K in connection with an offering of debt securities.